                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  MARCH 4, 1999
                        (Date of earliest event reported)




                              STAR SCIENTIFIC, INC.
                    (formerly known as Eye Technology, Inc.)
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                     000-15324                  52-1402131
----------------------------         ------------            -------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)




                             16 SOUTH MARKET STREET
                           PETERSBURG, VIRGINIA 23803
          (Address of Principal Executive Offices, Including Zip Code)




                                 (804) 861-0681
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                              STAR SCIENTIFIC, INC.

                                    FORM 8-K


ITEM 5.       OTHER EVENTS.

              Star Scientific, Inc. ("Star") announced that its Board of Directors had voted unanimously not to join the Master Tobacco Settlement Agreement ("MSA") among forty-six states, several U.S. territories and a number of tobacco manufacturers, as a Subsequent Participating Manufacturer. The MSA and the proposed model statute that each participating state is obligated to enact as part of the MSA, do not contain any provisions that reward or encourage companies, like Star, that have sought to develop and promote safer tobacco products. To rectify this inequality, the Company proposed an amendment to the MSA that would have recognized its commitment to R&D over the past several years and would have allowed it to continue to promote those efforts under the grandfather provisions in the MSA that apply to Subsequent Participating Manufacturers. The Company was advised, without receiving any adequate explanation, that the proposed amendment, which it believed was not only fair but magnanimous, was rejected.

              After careful consideration, the Board of Directors determined that it was not in Star's long term interest to join in the MSA without an acceptable amendment. As a Non-Participating Manufacturer, Star, absent a successful legal challenge, some subsequent agreement to modify the MSA or individual state amendments to the proposed model statutes, could be required to establish escrow funds under model statutes to be enacted by each participating state that would be available to pay for tobacco-related judgments or settlements, if claims are asserted by such state against Star. To date Star has not been named as a party in any tobacco related litigation. Star is currently assessing the impact that opting out of the MSA, and potentially having to fund state-specific escrow accounts, will have on its ability to fully fund the development of safer tobacco products. The Board of Directors of Star is committed to implementing all feasible measures to achieve the development and production of safer tobacco.

              Star has pioneered the development of a high speed, patented and economically feasible curing technology process for removing virtually all the tobacco specific nitrosamines ("TSNA") from tobacco, as well as second hand tobacco smoke. The Company intends to phase in this specially-treated tobacco into its four discount cigarette brands, Gunsmoke (TM), Sport (TM), Vegas (TM) and Mainstreet (TM), over the next 3 years. In a further effort to implement Star's mandate to develop less toxic and safer tobacco products, the Board of Directors ratified management's decision to put activated charcoal filters on all of its four discount brands of cigarettes within the next 30 to 45 days. Although this is a more costly approach to cigarette manufacturing, such approach was highly recommended by respected scientists and physicians during the recent Food and Drug Symposium on the development of less toxic tobacco products held at the Georgetown University Medical Center. Professor Robert J. DeLorenzo, M.D., Ph.D., Chairman of Star's Board, stated that he was "encouraged by the unanimous commitment of the Board and management to adopt further measures like the activated charcoal filter which knowledgeable scientists in the area of tobacco toxicity believe may contribute to harm reduction."

              This report contains forward-looking statements which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements necessarily involve risks and uncertainty which may affect the Company's business and prospects. Forward-looking statements are based upon current management's expectation. These statements may differ materially from actual future events, as a result of certain risks and uncertainties including, but not limited to, Star's decision not to join the MSA, the adoption of required state statutes, any subsequent modification of the MSA, the development, manufacture and commercialization of Star's proprietary process for reducing or virtually eliminating the tobacco specific nitrosamines in the processing of tobacco leaf, as well as the risks associated with the Company's proposed cigarette products including potential delays in obtaining any necessary federal and/or state regulatory approvals in the United States and/or similar approvals outside of the United States. Further, there are always marketing risks associated with the acceptance of products of this nature as well as general economic conditions and other risks and uncertainties associated with potential litigation and/or detailed from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB and current reports on Form 8-KSB.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 4, 1999                   STAR SCIENTIFIC, INC.


                                      By: /s/ DR. ROBERT DELORENZO
                                         ---------------------------------------
                                             Dr. Robert DeLorenzo
                                             Chairman of the Board and
                                             Chief Executive Officer